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EXHIBIT 99.2

SPECIAL MEETING OF STOCKHOLDERS OF NEUBERGER BERMAN INC. ____________ ___, 2003 Preliminary Vote PRELIMINARY BALLOT

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone 24 hours a day, 7 days a week. There is no charge to you for this call. Have your control number and Preliminary Ballot available when you call and follow the automated instructions.

- OR -

INTERNET — Access “www.voteproxy.com” 24 hours a day, 7 days a week. Have your control number and Preliminary Ballot available when you access the web page and follow the on-screen instructions.

- OR -

MAIL — Date, sign and mail your Preliminary Ballot in the envelope provided as soon as possible.

COMPANY NUMBER _____________________________

ACCOUNT NUMBER _____________________________

CONTROL NUMBER _____________________________

Please detach along perforated line and mail in the envelope provided if you are not submitting Preliminary Ballot voting instructions via telephone or the Internet.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL AND ADOPTION
OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 21, 2003,
AS AMENDED, AND THE MERGER.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company (a wholly owned subsidiary of Lehman Brothers Holdings Inc. established for the purpose of effecting the merger) and Neuberger Berman Inc. and the transactions contemplated thereby, including the merger of Neuberger Berman Inc. with Ruby Acquisition Company.	FOR	AGAINST	ABSTAIN

2.	In their discretion, the proxies are authorized to act upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement of the meeting.

UNLESS YOU HAVE ALREADY SUBMITTED PRELIMINARY BALLOT VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET, PLEASE MARK, SIGN AND DATE THIS PRELIMINARY BALLOT AND RETURN IT PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

Mark here if you plan to attend the Special Meeting of Stockholders

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ________________ Date: _______ Signature of Stockholder ________________ Date: _______

Note:	Please sign exactly as your name or names appear on this Preliminary Ballot. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY VOTE UNDER STOCKHOLDERS AGREEMENT
PRELIMINARY BALLOT TO SECRETARY OF NEUBERGER BERMAN INC. FOR
SPECIAL MEETING OF STOCKHOLDERS OF
NEUBERGER BERMAN INC.

___________ ____, 2003

THIS PRELIMINARY BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NEUBERGER BERMAN INC.

The undersigned, as a party to the Stockholders Agreement, dated as of August 2, 1999, among Neuberger Berman Inc. (the “Company”) and certain individuals and family affiliates (the “Agreement”), hereby acknowledges receipt of the proxy statement/prospectus relating to the Special Meeting of Stockholders to be held on __________ __, 2003, at 10:00 a.m., local time, at the Company’s corporate headquarters, located at 605 Third Avenue, 41st Floor, New York, New York 10158, and at any adjournment or postponement thereof, and the Notice of Special Meeting of Stockholders accompanying it.

Under the Agreement, a preliminary vote of the undersigned and certain other parties to the Agreement is being taken (the “Preliminary Vote”) before the vote of the stockholders of the Company at the Special Meeting of Stockholders.

The undersigned hereby casts a Preliminary Vote. Following the tabulation of the Preliminary Vote, all of the undersigned’s shares subject to the Agreement will be voted according to the vote of the majority of the shares voted in the Preliminary Vote.

YOUR VOTING INSTRUCTIONS MUST BE RECEIVED BY NO LATER THAN 5:00 P.M. EASTERN TIME ON _________ __, 2003.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)